UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

SmartHeat Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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(1)	Title of each class of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
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Copies of all communications to:
Robert Newman, Esq.
Newman & Morrison LLP
44 Wall Street, 12th Floor
New York, NY  10005
Tel. (212) 248-1001    Fax: (212) 202-6055

SMARTHEAT INC.
c/o Huajun Ai: Corporate Secretary
A-1, 10, Street 7
Shenyang Economic and Technological Development Zone
Shenyang, China 110141

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 10, 2016

NOTICE IS HEREBY GIVEN that an Annual Meeting of the Stockholders of SmartHeat Inc., a Nevada corporation (the “Company”), will be held on September 10, 2016 at 251, Golden Land Building, 32 Liang Ma Qiao Road, Beijing, PRC, commencing at 3:30 pm (China Time) for the purposes of considering and acting upon the following proposals:

1.	To elect five directors to the Board of Directors (the “Board”) of Company to serve until the next annual meeting of stockholders or until their successors are elected and qualified;
2.
To ratify the appointment of MJF & Associates, as the Company’s independent registered public accounting firm, to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2016;

3.
To approve the Fourth Amendment dated as of December 28, 2015 (the “Fourth Amendment”)to the Credit and Security Agreement (the “Credit Agreement”) dated July 27, 2012, as amended (the “Credit and Security Agreement”), by and between the Company and Northtech Holdings, Inc. (“Northtech”);

4.	To approve the Fifth Amendment to the Credit Agreement, dated as of July 31, 2016 (the “Fifth Amendment”); and
5.	To transact such other business as may properly come before the Annual Meeting.

Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

You are entitled to vote only if you were a SmartHeat stockholder as of the close of business on August 1, 2016 (the “Record Date”). You are entitled to attend the Annual Meeting only if you were a SmartHeat stockholder as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a broker, bank, trustee, or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, bank, trustee, or nominee, or similar evidence of ownership.

 If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting. For security reasons, you and your bags will be subject to search prior to your admittance to the meeting. Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card if you requested to receive printed proxy materials, or, if you vote by telephone or over the Internet, by indicating your plans when prompted.

The Annual Meeting will begin promptly at 3:30 pm (China Time). Check-in will begin at 3:15 pm (China Time), and you should allow ample time for the check-in procedures.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials (Notice) you received in the mail, the section entitled Questions and Answers About the Proxy Materials and the Annual Meeting beginning on page 7 of this proxy statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

By Order of the Board of Directors,

Mr. Oliver Bialowons
Director and President

This notice of Annual Meeting and proxy statement and form of proxy are being distributed and made available on or about August 8, 2016.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 10, 2016

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Smartheat Inc. (“Smartheat”, the “Company”, “us”, “our”, or “we”) for use at the Annual Meeting of Stockholders to be held on September 10, 2016, at 3:30 p.m. local time at 251 Golden Land Building, 32 Liang Ma Qiao Road, Beijing, PRC (the “Annual Meeting”), including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting and Proxy.

The address and telephone number of the Company are c/o the Corporate Secretary who maintains the Company’s corporate records at:

A-1, 10, Street 7
Shenyang Economic and Technological Development Zone
Shenyang, China 110141
+86 (24) 2519-7699

We are providing you with this Proxy Statement together with the Company’s 2015 Annual Report on Form 10-K for the year ended December 31, 2015.

The proxy statement and form of proxy are being distributed and made available on or about August 8, 2016.

The costs of preparing, assembling and mailing this Proxy Statement and the other material enclosed and all clerical and other expenses of solicitation will be paid by Smartheat. In addition to the solicitation of proxies by use of the mails, directors, officers and employees of Smartheat, without receiving additional compensation, may solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. Smartheat also will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Stock held of record by such custodians and will reimburse such custodians for their expenses in forwarding soliciting materials.

Neither the United States Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the Equity Interest Purchase Agreement, passed upon the merits or fairness of the transactions contemplated thereby or passed upon the adequacy or accuracy of the disclosure in this Proxy Statement. Any representation to the contrary is a criminal offense.

GENERAL INFORMATION – THE ANNUAL MEETING OF STOCKHOLDERS

General

The enclosed proxy is solicited on behalf of the Board of Directors of Company for use at the Annual Meeting to be held at the Boardroom at 251 Golden Land Building, 32 Liang Ma Qiao Road, Beijing, PRC on September 10, 2016.

The Company maintains its corporate records at the office of its Secretary located at A-1, 10, Street 7,Shenyang Economic and Technological Development Zone, Shenyang, China 110141, phone number +86 (24) 2519-7699.

This proxy statement and the accompanying proxy card will first made available on or about August 8, 2016 to all stockholders entitled to vote at the meeting.

Outstanding Stock and Voting Rights

Only stockholders of record at the close of business on August 1, 2016 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 8,283,399 shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), the Company’s only outstanding class of voting securities. Each share of Common Stock entitles the holder thereof to cast one vote on each matter submitted to a vote at the Annual Meeting.

Voting Procedures; Quorum

At the Annual Meeting, provided a quorum is present, the nominees for election as directors receiving the greatest number of votes cast, whether in person or represented by proxy and entitled to vote, up to the number of directors to be elected, which will be five, will be elected as directors of the Company.

Ratification of the appointment of MJF & Associates as our independent registered public accounting firm for the fiscal year ending December 31, 2016 requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

Approval of the Fourth Amendment to the Credit Agreement requires the affirmative vote of a majority of shares Common Stock present in person or by proxy and entitled to vote at the Annual Meeting.

As of the Record Date, the directors and executive officers of the Company and their affiliates owned approximately 2.16% of the shares entitled to vote at the Annual Meeting.

All other matters to come before the Annual Meeting will be decided by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter presented in person or by proxy, provided a quorum is present. A quorum is present if at least a majority of the shares of Common Stock outstanding as of the Record Date are present in person or represented by proxy at the Annual Meeting. It is currently anticipated that votes will be counted and certified by an Inspector of Election (the “Inspector”) who is expected to be either an employee of the Company or its transfer agent. In accordance with Nevada law, abstentions will be treated as present for purposes of determining the presence of a quorum.

  The Inspector will treat shares that are voted WITHHELD or ABSTAIN as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given on such proxies, the shares will be voted:

•	FOR the election of each of the nominees for directors of the Company specified herein;
•	FOR the ratification of the appointment of MJF & Associates as our independent registered public accounting firm for the fiscal year ending December 31, 2016;
•	FOR the approval of the Fourth Amendment to the Credit Agreement
FOR the approval of the Fifth Amendment to the Credit Agreement
•
upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof in the discretion of the proxies, but will not be voted other than as provided for the matters set forth above.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. All of the matters scheduled to be voted on at the Annual Meeting are “non-routine,” except for the proposal to ratify the appointment of MJF & Associates as SmartHeat’s independent registered public accounting firm for the fiscal year ending December 31, 2016. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

Abstentions are considered votes cast and thus will have the same effect as votes “Against” each of the matters scheduled to be voted on at the Annual Meeting.

Proposal 1. Election of directors: Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated. Broker non-votes will have no effect on the vote on the election of directors, nor are there any abstentions in the election of directors; rather stockholders may vote “for” each nominee or withhold such vote.

Proposal 2. Ratification of the appointment of MJF & Associates as our independent registered public accounting firm for the fiscal year ending December 31, 2016: Abstentions will have the same effect as a vote against this proposal.  Brokers are entitled to vote on this routine matter. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated.

Proposal 3. Approval of Fourth Amendment to the Credit Agreement: A properly executed ballot marked ABSTAIN with respect to this proposal will not be counted, although it will be counted for purposes of determining whether there is a quorum. Since abstentions are not considered votes cast, they will have no effect on the outcome of this proposal. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated. Broker non-votes also have the same effect as a vote against this proposal.

Proposal 4. Approval of Fifth Amendment to the Credit Agreement: A properly executed ballot marked ABSTAIN with respect to this proposal will not be counted, although it will be counted for purposes of determining whether there is a quorum. Since abstentions are not considered votes cast, they will have no effect on the outcome of this proposal. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated. Broker non-votes also have the same effect as a vote against this proposal.

None of the proposals is conditioned on the outcome of any other proposal.

Revocability of Proxies

The enclosed proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date. Any stockholder who has executed a proxy but is present at the Annual Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Annual Meeting and not revoked at or prior to the Annual Meeting, will be voted at the Annual Meeting.

The entire cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this proxy statement, the proxy and any additional soliciting material furnished to stockholders, will be borne by the Company. Arrangements will be made with brokerage houses, banks and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and the Company expects to reimburse such persons for their reasonable out-of-pocket expenses. Proxies may also be solicited by directors, officers or employees of the Company in person or by telephone, telegram or other means. No additional compensation will be paid to such individuals for these services.

Solicitation of Proxies

The Company will bear the entire cost of soliciting proxies from its stockholders. In addition to solicitation of proxies by mail, the Company will request that banks, brokers, and other record holders send proxies and proxy material to the beneficial owners of the Company Common Stock and secure their voting instructions. The Company will reimburse the record holders for their reasonable expenses in taking those actions. If necessary, the Company may use several of its regular employees, who will not be specially compensated, to solicit proxies from the Company stockholders, either personally or by telephone, facsimile, letter or other electronic means.

Voting

Each stockholder is entitled to one vote for each share held on the close of business on the Record Date, on each matter properly submitted for the vote of stockholders at the Annual Meeting. The right to vote is exercisable, in person or by properly executed proxy as described further below.

If you are a stockholder of record as of the Record Date, you may vote in person at the Annual Meeting or vote by proxy using the proxy card. Whether or not you plan to attend the Annual Meeting, the Company urges you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy. To vote in person, you may come to the Annual Meeting and the Company will give you a ballot when you arrive. To vote using the proxy card, simply complete, sign and date the proxy card (which is enclosed if you received this proxy statement by mail or that you may request or that the Company may elect to deliver at a later time), and return it promptly in the envelope provided. If you return your signed proxy card to the Company before the Annual Meeting, the Company will vote your shares as you direct.

For Shares Registered in the Name of a Broker or Bank

Most beneficial owners whose stock is held in street name receive instructions for granting proxies from their banks, brokers or other agents, rather than the Company’s proxy card. If your shares are held in an account with a broker or bank please follow the instructions provided by such broker or bank.

MATTERS BEING SUBMITTED TO A VOTE OF SMARTHEAT’S STOCKHOLDERS

Proposal 1: Election of directors

At this year’s Annual Meeting, five nominees will be elected as directors, which number will constitute the entire Board of Directors. Each director will be elected to a one-year term and will hold office until the 2017 Annual Meeting and until his successor has been duly elected and qualified or until his earlier death, resignation or removal. The Board of Directors currently consists of five members, each of whom are standing for re-election at the Annual Meeting. Each of the nominees to the Board of Directors has been recommended by the Board of Directors. The Board of Directors has nominated Oliver Bialowons, Xin Li, Kenneth Scipta, Weiguo Wang and Qingtai Kong as directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES SPECIFIED HEREIN.

Proposal 2:  Ratification of appointment of independent registered public accounting firm MJF & Associates.

At this year’s Annual Meeting, Company stockholders will be asked to ratify the appointment of MJF & Associates as the independent registered public accounting firm to audit our consolidated financial statement for the fiscal year ending December 31, 2016.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF MJF & ASSOCIATES AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

Proposal 3:  Fourth Amendment to the Credit Agreement

At this year’s Annual Meeting, Company stockholders will be asked to approve the Fourth Amendment and Fifth Amendment to the Credit Agreement.

The terms of, reasons for and other aspects of the Fourth Amendment and Fifth Amendment to the Credit Agreement are described in detail in the other sections in this proxy statement.

You should note that Company is seeking approval under the terms of the Fourth Amendment and Fifth Amendment to the Credit Agreement, which, if not approved, will constitute an event of default.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE FOURTH AMENDMENT TO THE CREDIT AGREEMENT.

 Proposal 4:  Fifth Amendment to the Credit Agreement

At this year’s Annual Meeting, Company stockholders will be asked to approve the Fourth Amendment and Fifth Amendment to the Credit Agreement.

The terms of, reasons for and other aspects of the Fifth Amendment to the Credit Agreement are described in detail in the other sections in this proxy statement.

You should note that Company is seeking approval under the terms of the Fifth Amendment to the Credit Agreement, which, if not approved, will constitute an event of default.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE FIFTH AMENDMENT TO THE CREDIT AGREEMENT.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q: Why am I receiving these materials?

A: Our Board of Directors has delivered printed proxy materials to you, in connection with the solicitation of proxies for use at SmartHeat’s 2016 Annual Meeting of Stockholders, which will take place on September 10, 2016, at 251 Golden Land Building, 32 Liang Ma Qiao Road, Beijing, PRC, at 3:30 pm (China Time). As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement.

Q: What information is contained in this proxy statement?

A: The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and most highly paid executive officers, corporate governance, and certain other required information.

Q: What items of business will be voted on at the Annual Meeting?

A: The items of business scheduled to be voted on at the Annual Meeting are:

1.	To elect five directors to the Board of Directors (of the Company to serve until the next annual meeting of stockholders or until their successors are elected and qualified;
2.	To ratify the appointment of MJF & Associates as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016;
3.
To approve the Fourth Amendment , dated as of December 28, 2015, to the Credit and Security Agreement, dated July 27, 2012, as amended (the “Credit and Security Agreement”), by and between the Company and Northtech Holdings, Inc.;

4.	To approve the Fifth Amendment to the Credit Agreement, dated as of July 31, 2016; and
5.	To transact such other business as may properly come before the Annual Meeting.

Q: How does the Board of Directors recommend that I vote?

A: Our Board of Directors recommends that you vote your shares “For” each of the 3 proposals scheduled to be voted upon at the Annual Meeting.

Q: What shares can I vote?

A: Each share of SmartHeat Common Stock issued and outstanding as of the close of business on the Record Date for the 2016 Annual Meeting of Stockholders is entitled to be voted on all items being voted on at the Annual Meeting. You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee. On the Record Date we had 8,283,399 shares of Common Stock issued and outstanding.

Q: How many votes am I entitled to per share?

A: Each holder is entitled to one vote for each share of Common Stock held as of the Record Date.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Most SmartHeat stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Interwest Transfer Company, Inc., you are considered, with respect to those shares, the stockholder of record, and the Notice was sent directly to you by SmartHeat. As the stockholder of record, you have the right to grant your voting proxy directly to SmartHeat or to vote in person at the Annual Meeting. If you requested to receive printed proxy materials, SmartHeat has enclosed or sent a proxy card for you to use. You may also vote on the Internet or by telephone, as described in the Notice and below under the heading “How can I vote my shares without attending the Annual Meeting?”

Beneficial Owner

If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization, like the vast majority of our stockholders, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to attend the Annual Meeting.

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the meeting. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy over the Internet or by telephone, as described in the Notice and below under the heading “How can I vote my shares without attending the Annual Meeting?”

Q: How can I contact SmartHeat’s transfer agent?

A: Contact our transfer agent by either writing to Interwest Transfer Company, Inc., 1981 Murray Holladay Road, Suite 100, Salt Lake City, UT 84117, or by telephoning 801-272-9294.

Q: How can I attend the Annual Meeting?

A: You are entitled to attend the Annual Meeting only if you were a SmartHeat stockholder as of the Record Date or you hold a valid proxy for the Annual Meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You must present photo identification for admittance. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you must also provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership.

 If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting. For security reasons, you and your bags will be subject to search prior to your admittance to the meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card, or, if you vote by telephone or Internet, by indicating your plans when prompted.

The meeting will begin promptly at 3:30 pm (Local time). Check-in will begin at 3:15 pm (Local time), and you should allow ample time for the check-in procedures.

Q: How can I vote my shares in person at the Annual Meeting?

A: Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q: How can I vote my shares without attending the Annual Meeting?

A: Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card. If you hold shares beneficially in street name, you may also vote by proxy over the Internet by following the instructions provided in the Notice, or, by following the voting instruction card provided to you by your broker, bank, trustee, or nominee.

Q: Can I change my vote or revoke my proxy?

A: You may change your vote at any time prior to the taking of the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to SmartHeat’s Corporate Secretary at A-1, 10, Street 7, Shenyang Economic and Technological Development Zone, Shenyang China 110141, prior to your shares being voted, or (3) attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Q: Is my vote confidential?

A: Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within SmartHeat or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to SmartHeat management.

Q: How many shares must be present or represented to conduct business at the Annual Meeting?

A: The quorum requirement for holding the Annual Meeting and transacting business is majority of the voting power of the issued and outstanding Common Stock of SmartHeat as of the Record Date must be present in person or represented by proxy. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum.

Q: How are votes counted?

A: In the election of directors (proposal number 1), you may vote “For” all or some of the nominees or your vote may be “Withheld” with respect to one or more of the nominees.

For the other items of business, you may vote “For,” “Against,” or “Abstain.” If you elect to “Abstain,” the abstention has the same effect as a vote “Against.”

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are indicated, the shares will be voted as recommended by the Board of Directors.

Q: What is the voting requirement to approve each of the proposals?

A: In the election of directors, the five persons receiving the highest number of affirmative “For” votes at the Annual Meeting will be elected.

For Proposals 2, 3, and 4, the affirmative “For” vote of a majority of those shares present in person or represented by proxy and entitled to vote on them at the Annual Meeting is required for approval.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. All of the matters scheduled to be voted on at the Annual Meeting are “non-routine,” except for the proposal to ratify the appointment of MJF & Associates as SmartHeat’s independent registered public accounting firm for the fiscal year ending December 31, 2016. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

Abstentions are considered votes cast and thus will have the same effect as votes “Against” each of the matters scheduled to be voted on at the Annual Meeting.

Please note that the rules regarding how brokers may vote your shares have changed. Brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote so we encourage you to provide instructions to your broker regarding the voting of your shares.

Q: Is cumulative voting permitted for the election of directors?

A: No. You may not cumulate your votes for the election of directors.

Q: What happens if additional matters are presented at the Annual Meeting?

A: Other than the three items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the person named as proxy holder, Oliver Bialowons, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q: Who will serve as inspector of elections?

A: The inspector of elections will be either the transfer agent or an officer of the Company.

Q: Who will bear the cost of soliciting votes for the Annual Meeting?

A: SmartHeat will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and personnel, who will not receive any additional compensation for such solicitation activities.

Q: Where can I find the voting results of the Annual Meeting?

A: We will disclose voting results on a Form 8-K filed with the SEC within four business days after the Annual Meeting, which will also be available on our website.

Q: What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?

A: Stockholder Proposals: Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to SmartHeat’s Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2017 Annual Meeting of Stockholders, the Corporate Secretary of SmartHeat must receive the written proposal at our principal executive offices no later than April 15, 2017; provided, however, that in the event that we hold our 2017 Annual Meeting of Stockholders more than 30 days before or after the one-year anniversary date of the 2017 Annual Meeting, we will disclose the new deadline by which stockholders proposals must be received under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably determined to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (Exchange Act). Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

SmartHeat Inc.
Attn: Corporate Secretary
c/o
Newman & Morrison, LLP
44 Wall Street, 12th Floor
New York, NY 10001

For a stockholder who wishes to present a proposal before an annual meeting of stockholders but does not intend for the proposal to be included in our proxy statement must deliver a timely written notice to our Corporate Secretary. To be timely for our2017 Annual Meeting of Stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

•	not later than the close of business on January 15, 2017.

In the event that we hold our2017 Annual Meeting of Stockholders more than 30 days before or after the one-year anniversary date of the 2016 Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received not later than the close of business on the earlier of the following two dates:

•	the 10th day following the day on which notice of the meeting date is mailed, or

•	the 10th day following the day on which public disclosure of the meeting date is made.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

Nomination of Director Candidates: You may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board of Directors, and should be directed to the Corporate Secretary of SmartHeat at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Consideration of Director Nominees” on page 14 of this proxy statement.

Copy of Bylaw Provisions: You may contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Our current executive officers and directors and their ages, positions and biographical information are as follows:

Name	Position	Age
Oliver Bialowons	President & Director	47
Yingkai Wang	Acting Chief Accountant	48
Kenneth Scipta	Director	73
Weiguo Wang	Director	50
Xin Li	Director	42
Qingtai Kong	Director	69

Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. Each executive officer is a full time officer. Our directors hold office for one-year terms or until their successors have been elected and qualified. There are no family relationships between any of our directors, executive officers or other key personnel and any other of our directors, executive officers or key personnel. There are no arrangements or understandings between any of our directors or executive officers and any other persons pursuant to which such director or executive officer was selected in that capacity.

Oliver Bialowons, President and Director

Oliver Bialowons was appointed as a Director and as President of the Company on May 25, 2012, to fill the roles formerly held by Jun Wang. Mr. Bialowons brings more than 20 years of experience as a turnaround executive to the Board of Directors and management of the Company. He is chief executive officer of Bialowons & Associates GmbH. Mr. Bialowons also serves as a Director of KarstadtQuelle AG, a German retailer. In 2009, Mr. Bialowons assumed the position of Chairman of Bowe Bell Howell Inc., a financially stressed U.S. based manufacturer of industrial logistics equipment with worldwide operations and distribution. Mr. Bialowons directed the restructuring of Boewe Bell Howell’s business and eventual sale of the Bell Howell business to Bell and Howell, LLC, a portfolio company of Versa Capital Management, LLC. Mr. Bialowons continued to serve as Chairman of Bowe Bell Howell in the United States until March of 2012. Since March of 2012, Mr. Bialowons has also served as the Chief Executive Officer of IHR Platz in Germany. From 2008 to 2010, Mr. Bialowons was Chief Executive Officer of Boewe Systec AG and Wanderer Werke AG, and from 2007-2008 he was Chief Operating Officer of neckermann.de GmBH.  Prior to 2007, Mr. Bialowons held various management positions at Mitsubishi Motors Corp. and DaimlerChrysler AG.

Yingkai Wang, Acting Chief Accountant and Treasurer

Yingkai Wang was appointed as our Acting Chief Accountant on June 7, 2013. Mr. Wang has served as our subsidiaries financial manager since 2007, and has been responsible for our internal financial reporting, establishing a budget and for analyzing our subsidiaries’ overall financial position.  Mr. Wang was previously the financial manager of Shenyang Zhong Zhijie Electric Equipment Co., Ltd. from 2004-2007, and Shenyang Materials Group from August 1996 – April 2004.  Mr. Wang is acquainted with our subsidiaries’ operations and was appointed to serve our Acting Chief Accountant by our Board of Directors as we continue to search for a new Chief Financial Officer.

Kenneth Scipta, Director

Kenneth Scipta was appointed to our Board of Directors and as Chairman of our Audit Committee on July 10, 2012. Mr. Scipta, a certified public accountant, has over 35 years of relevant accounting experience, and has served on several boards of directors. From 1993 to 1996, Mr. Scipta was the president and a board member of Mid-West Springs Manufacturing Company, a NASDAQ traded company, where he was responsible for day to day operations, planning, administration and financial reporting. Upon Mr. Scipta’s resignation he assumed the duties of president of the special products division, which included catalog sales, die springs and the development of international sales. Previously, from 1979-1993, Mr. Scipta served in various positions such as president, vice president of finance and vice president of sales and marketing for Mid-West’s primary subsidiary. From 1998 to 2006, Mr. Scipta was the chief executive officer and a board member of First National Entertainment Company, a multi-million dollar company traded on NASDAQ.

Weiguo Wang, Director

Mr. Wang was appointed to our Board of Directors on June 19, 2008, and serves currently as the Chairman of our Compensation Committee and member of our Audit Committee and Nominating and Corporate Governance Committee. Mr. Wang brings over eight years of relevant industry oversight and extensive engineering experience to the Board. Mr. Wang has served as a Director of the China Special Equipment Inspection and Research Agency since 2006. Prior positions include serving as a supervisor of the Lanzhou Heat Transfer & Save Energy Engineering Center in 2006, Assistant Secretary General of the China Standardization Committee on Boilers and Pressure Vessels in 2005 and Deputy General Manager of Boilers Standard (Beijing) Technology Services Center Co., Ltd. in 2004. From July 2001 to December 2003, Mr. Wang was a teacher at Tianjin University, China. Mr. Wang holds a bachelor’s degree in Mechanics, a master’s degree in Fluid Mechanics and a PhD in Fluid Mechanics, all from Beijing University. His skills include business analysis, industry analysis, and long-range planning, especially as applied to manufacturing and standards implementation.

Xin Li, Director

Mr. Li was appointed to our Board of Directors on July 29, 2009, and serves as the Chairman of our Nominating and Corporate Governance Committee and member of our Audit Committee and Compensation Committee. Mr. Li brings more than a decade of corporate governance and industrial operations management experience to the Board. He is a renowned management consultant in China and currently serves as the general manager of Beijing ShengGao Consulting Co., Ltd., a strategic advisory firm founded by him more than 10 years ago that focuses on providing strategic guidance and management training to global companies. He also serves as an independent director and chairs the audit and various governance committees at several large Chinese domestic companies not listed in the United States. Mr. Li is a prolific writer in strategies and management issues. He has authored several books in the areas of management science and strategic planning. Mr. Li is proficient in Mandarin Chinese and English. He has an MBA and is a Research Fellow at the Management Science Center of Beijing University.

Qingtai Kong, Director

Mr. Kong was appointed to our Board of Directors on September 22, 2011, and serves as a member of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Mr. Kong is a senior engineer bringing over 20 years of management experience in the gas supply and heating industry in China to the Board, and he currently serves as commissioner of China’s Industrial Gas Committee. From 1995 to 2001, Mr. Kong served as Deputy Director overseeing district heating projects for the Qinhuangdao District Bureau of Municipal & Rural Construction in Hebei Province. From 1991 to 1995, Mr. Kong served as general manager of the state-owned utility Gas Supply Corporation of Qinhuangdao in Hebei Province. Mr. Kong’s career in the gas industry began in 1988 with his position as chief engineer of a gas network project in the city of Qinhuangdao.

Board Meetings

Our Board of Directors held three meetings during fiscal year 2015, which does not include actions taken by written consent or committee meetings.  Each director attended at least 75% of the meetings of the Board of Directors held during the period for which he has been a director and the meetings of the Board committees on which he served during the periods that he served in fiscal year 2015.  Under our Corporate Governance Guidelines, directors are expected to attend either in person or by telecommunication, all meetings of our Board of Directors, all meetings of any committee of which he is a member and the annual meeting of stockholders, in addition to spending the time necessary to discharge properly his respective duties and responsibilities.  All members of the Board of Directors were in attendance at the Company’s 2015 Annual Meeting of Stockholders.

Board Leadership Structure and Role in Risk Oversight

Since filing our Form 10-Q for the quarter ended March 31, 2012, we significantly restructured our Board of Directors and management. Two directors, Jun Wang and Arnold Staloff, resigned, and two new directors, Oliver Bialowons and Kenneth Scipta, were appointed to our Board of Directors.  Jun Wang resigned as Chairman and Chief Executive Officer of the parent company in order to focus his time and attention on our operations in China. He retained his positions as General Manager of several of our operating subsidiaries. Mr. Wen Sha and Xudong Wang also resigned from their respective positions with the parent company in order to focus their time and attention to their roles with our operating subsidiaries. Oliver Bialowons assumed the duties of President of the parent company on May 25, 2012, and Michael Wilhelm assumed the duties of Chief Financial Officer and Treasurer on July 10, 2012, following the end of our second quarter.

On February 23, 2013, Michael Wilhelm resigned from his position as our Chief Financial Officer due to being “named personally in a groundless stockholder suit, where the alleged (unproven) actions in question are alleged to have taken place long before his involvement with the company.” Mr. Wilhelm was added as a defendant to the class action lawsuit filed against the Company, its directors, and certain of its former officers, originally captioned   Steven Leshinsky v. James Wang, et. al,   now captioned   Stream Sicav, Dharanedra Rai et al. v. James Jun Wang, Smartheat Inc. et al.,   in an amended complaint filed by the Rosen Law Firm on January 28, 2012.  We have had difficulty in retaining a suitable replacement for Mr. Wilhelm due to this class action lawsuit.

In the interim, and so as to have a principal accounting officer that could sign the certifications under Sections 302(a) and 906 of the Sarbanes Oxley Act of 2002 necessary to complete and file our period reports with the Securities and Exchange Commission, we appointed Yangkai Wang as our Acting Chief Accountant on June 7, 2013. While Mr. Yingkai Wang has served as a financial manager to our subsidiaries since 2007, he has limited relevant education and training in U.S. GAAP and related SEC rules and regulations.

As part of its oversight functions, the Board of Directors is responsible for the oversight of risk management at the Company.  Our Board of Directors delegates risk oversight to our Audit Committee, which considers and addresses risk assessment and risk management issues and concerns, and reviews with management the Company’s major risk exposures and the steps management has taken to monitor and control such exposures.

Director Independence

Our Board of Directors has determined that each of Messrs. Scipta, Wang, Li, and Kong are independent directors.  We have established the following standing committees of the Board of Directors: Audit, Compensation and Nominating and Corporate Governance.  All members of the Audit, Compensation and Nominating and Corporate Governance Committees satisfy the “independence” standards applicable to members of each such committee.  The Board of Directors made this affirmative determination regarding these directors’ independence based on discussions with the directors and on its review of the directors’ responses to a standard questionnaire regarding employment and compensation history; affiliations, family and other relationships; and, on transactions by the directors with the Company, if any.  The Board of Directors considered relationships and transactions between each director, or any member of his immediate family, and the Company, its subsidiaries and its affiliates.  The purpose of the Board of Directors’ review with respect to each director was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent under the NASDAQ rules.

Nominating and Corporate Governance Committee

We established our Nominating and Corporate Governance Committee (the “Nominating Committee”) in April 2009.  The Nominating Committee consists of Messrs. Wang, Li, Kong, and Scipta each of whom is an independent director.  Mr. Li is the Chairman of the Nominating Committee.  The Nominating Committee assists in the selection of director nominees, approves director nominations to be presented for stockholder approval at our annual meeting and fills any vacancies on our Board of Directors, considers any nominations of director candidates validly made by stockholders (the process for which is set forth herein under the section entitled “Stockholder Nominations for Directors”), and reviews and considers developments in corporate governance practices.  The Nominating Committee held no meetings during fiscal year 2015, which does not include actions taken by written consent.  The Board of Directors has adopted a written charter for the Nominating Committee, the current copy of which is available on our website at   www.smartheatinc.com.

Consideration of Director Nominees

The policy of our Nominating and Corporate Governance Committee is to consider properly submitted recommendations for candidates to the Board of Directors from stockholders. In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of experience, knowledge, integrity, and capability on the Board of Directors and to address the membership criteria set forth under “Director Qualifications” below. Any stockholder recommendations for consideration by the Nominating and Corporate Governance Committee should include the candidate’s name, biographical information, information regarding any relationships between the candidate and SmartHeat within the last three years, at least three personal references, a statement of recommendation of the candidate from the stockholder, a description of our shares beneficially owned by the stockholder, a description of all arrangements between the candidate and the recommending stockholder and any other person pursuant to which the candidate is being recommended, a written indication of the candidate’s willingness to serve on the Board of Directors, any other information required to be provided under securities laws and regulations, and a written indication to provide such other information as the Nominating and Corporate Governance Committee may reasonably request. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or otherwise. Stockholder recommendations to the Board of Directors should be sent to:

SmartHeat Inc.
Attn: Corporate Secretary
A-1, 10, Street 7
Shenyang Economic and Technological Development Zone
Shenyang, China 110141

Director Qualifications

Our Nominating and Corporate Governance Committee will evaluate and recommend candidates for membership on the Board of Directors consistent with criteria established by our Board of Directors. While our Board of Directors has not adopted a formal diversity policy or specific standards with regard to the selection of director nominees, due to the global and complex nature of our business, the Board of Directors believes it is important to consider diversity of race, ethnicity, gender, age, education, cultural background, and professional experiences in evaluating board candidates.

Although our Board of Directors has not formally established any specific, minimum qualifications that must be met by each candidate for the Board of Directors or specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess, when considering a potential non-incumbent candidate, the Nominating and Corporate Governance Committee will factor into its determination the following qualities of a candidate: educational background, diversity of professional experience, including whether the person is a current or former chief executive officer or chief financial officer of a public company or the head of a division of a large international organization, knowledge of our business, integrity, professional reputation, independence, and ability to represent the best interests of our stockholders.

Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for directors. Our Nominating and Corporate Governance Committee regularly assesses the appropriate size and composition of the Board of Directors, the needs of the Board of Directors and the respective committees of the Board of Directors, and the qualifications of candidates in light of these needs. Candidates may come to the attention of the Nominating and Corporate Governance Committee through stockholders, management, current members of the Board of Directors, or search firms. The evaluation of these candidates may be based solely upon information provided to the committee or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the committee deems appropriate, including the use of third parties to review candidates.

Audit Committee and Audit Committee Financial Expert

We have established a separately-designated standing audit committee in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Audit Committee consists of Messrs. Scipta, Wang, Li, and Kong, each of whom is an independent director. Mr. Scipta, Chairman of the Audit Committee, is an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K. The purpose of the Audit Committee is to represent and assist our Board of Directors in its general oversight of our accounting and financial reporting processes, audits of the financial statements and internal control and audit functions. The Audit Committee held four meetings during fiscal year 2015, which does not include actions taken by written consent. As more fully described in its charter, a copy of which is available on our website at www.smartheatinc.com, the functions of the Audit Committee include the following:

•	appointment of independent auditors, determination of their compensation and oversight of their work;
•	review the arrangements for and scope of the audit by independent auditors;
•	review the independence of the independent auditors;
•	consider the adequacy and effectiveness of the internal controls over financial reporting;
•	pre-approve audit and non-audit services;
•	establish procedures regarding complaints relating to accounting, internal accounting controls, or auditing matters;
•	review and approve any related party transactions;
•	discuss with management our major financial risk exposures and our risk assessment and risk management policies; and
•	discuss with management and the independent auditors our draft quarterly interim and annual financial statements and key accounting and reporting matters.

Compensation Committee

We established our Compensation Committee in April 2009.  The Compensation Committee consists of Messrs. Wang, Li, Kong and Scipta each of whom is an independent director.  Dr. Wang is the Chairman of the Compensation Committee.  The Compensation Committee is responsible for the design, review, recommendation and approval of compensation arrangements for our directors, executive officers and key personnel, and for the administration of our equity incentive plan, including the approval of grants under such plan to our directors, personnel and consultants.  The Compensation Committee also reviews and determines compensation of our executive officers.  The Compensation Committee may delegate its authority to subcommittees, but may not delegate its responsibilities for any matters involving executive compensation unless all members of such subcommittee qualify as independent directors.  The Compensation Committee may consult with the members of management in the exercise of its duties.  Notwithstanding such consultation, the Compensation Committee retains absolute discretion over all compensation decisions with respect to the executive officers.  The Compensation Committee held no meetings during fiscal year 2015, which does not include actions taken by written consent.

The compensation of our executive officers and other personnel is composed of base compensation and equity compensation.   The Compensation Committee has determined the compensation of all executive officers appointed subsequent to the establishment of our Compensation Committee in April 2009.  The Compensation Committee will review base compensation of the executive officers, taking into consideration the Company’s overall financial position and the state of its business.  The Compensation Committee will determine any increase in compensation, with respect to each officer, based on individual performance, level of responsibility, and skills and experience, taking into account the anticipated level of difficulty in replacing such officers with persons of comparable experience, skill and knowledge.

The Committee has the exclusive authority to hire compensation, accounting, legal or other advisors. In connection with any such hiring, the Committee can determine the scope of the consultant’s assignments and their fees. The scope of a consultant’s services may include providing the Committee with data regarding compensation trends, assisting the Committee in the preparation of market surveys or tally sheets or otherwise helping it evaluate compensation decisions. The Committee did not retain an outside compensation consultant in 2015.

Communications with the Board of Directors

Stockholders may contact the Board of Directors about bona fide issues or questions about SmartHeat by sending an email to info@smartheatinc.com or by writing the Corporate Secretary at the following address:

SmartHeat Inc.
Attn: Corporate Secretary
A-1, 10, Street 7
Shenyang Economic and Technological Development Zone
Shenyang, China 110141

Any matter intended for the Board of Directors, or for any individual member or members of the Board of Directors, should be directed to the email address or street address noted above, with a request to forward the communication to the intended recipient or recipients. In general, any stockholder communication delivered to the Corporate Secretary for forwarding to the Board of Directors or specified member or members will be forwarded in accordance with the stockholder’s instructions.

Legal Proceedings

Oliver Bialowons, our President, was an executive officer of Bowe Bell & Howell Company, a U.S. based manufacturer of industrial logistics equipment with worldwide operations and distribution, which filed for bankruptcy in April of 2011. Bowe Bell & Howell Company acted as debtor in possession and no external receiver was appointed in the bankruptcy proceeding. The bankruptcy proceeding was subsequently dismissed in March of 2012.

Mr. Bialowons also served as chief executive officer of Wanderer-Werke AG from December 2008 to March 2010, and Boewe Systec AG from December 2008 to November 2010.  Wanderer-Werke AG and Boewe Systec AG filed for insolvency in Germany in May of 2010.

Other than as disclosed above during the past ten years, none of our directors or executive officers has been:

•
the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•
subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•
found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, that has not been reversed, suspended, or vacated;

•
subject of, or a party to, any order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of a federal or state securities or commodities law or regulation, law or regulation respecting financial institutions or insurance companies, law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

None of our directors, officers or affiliates, or any beneficial owner of 5% or more of our Common Stock, or any associate of such persons, is an adverse party in any material proceeding to, or has a material interest adverse to, us or any of our subsidiaries.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following sets forth information as of the Record Date, regarding the number of shares of our Common Stock beneficially owned by (i) each person that we know beneficially owns more than 5% of our outstanding Common Stock, (ii) each of our named executive officers, (iii) each of our directors and (iv) all of our named executive officers and directors as a group. The amounts and percentages of our Common Stock beneficially owned are reported on the basis of SEC rules governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days through the exercise of any stock option, warrant or other right. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Unless otherwise indicated, each of the stockholders named in the table below, or his or her family members, has sole voting and investment power with respect to such shares of our Common Stock. As of the Record Date, there were 8,283,399 shares of our Common Stock issued and outstanding.

Except as otherwise indicated, the address of each of the stockholders listed below is: c/o SmartHeat Taiyu (Shenyang) Energy A-1, 10, Street 7, Shenyang Economic and Technological Development Zone, Shenyang, China 110141.

Name of beneficial owner	Number of shares		Percent of class
5% Shareholders
Northtech Holdings Inc. Mill Mall 5, Wickhams Cay 1 P.O. Box 3085 Road Town, Tortola British Virgin Islands	3,600,000	(1)	43.46%
Beijing YSKN Machinery & Electronic Equipment Co., Ltd. Rm 1106, Huapu International Plaza No.19, Chaowai Street, Chaoyang District Beijing, China	680,800	(2)	8.2%

Directors and Named Executive Officers
Oliver Bialowons	200,000		2.1%
Kenneth Scipta	50,000		0.06%
All Directors and Named Executive Officers as a Group (2 Persons)	250,000		2.16%

*           Represents less than 1% of shares outstanding.

(1)	Disclosed on the Schedule 13D for Northtech Holdings filed on March 7, 2013, as amended on August 29, 2013 and Form 4 filed on 7/28/2015 and records obtained from the transfer agent.
(2)
Disclosed on Amendment No. 1 to the Schedule 13D for Beijing YSKN Machinery & Electronic Equipment Co., Ltd (“Beijing YSKN”) filed on June 30, 2008, for beneficial ownership as of May 7, 2008. Beijing YSKN has sole power to vote and dispose of the shares owned by it. Jun Wang and Fang Li each hold 50% of the equitable and legal rights, title and interests in and to the share capital of Beijing YSKN and, as a result of such ownership, each of Messrs. Wang and Li has the shared power to vote and dispose of the shares held by Beijing YSKN.

We are not aware of any arrangements that could result in a change in control of the Company.

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Commission and to provide us with copies of those filings. Northtech, Inc. did not file an amendment to Schedule 13D in 2015 with respect to the grant of 1,500,000 shares of stock in connection with the Fourth Amendment to the Credit Agreement. Except as set forth above, based solely on our review of the copies received by us and on the written representations of certain reporting persons, we believe that all such Section 16(a) filing requirements were timely met during 2015.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 27, 2012, we entered into a secured revolving credit facility under the terms of a Secured Credit Agreement with Northtech Holdings, Inc., an entity owned by certain members of the Company’s former management, Jun Wang, our former Chief Executive Officer, Xudong Wang, our former Vice President of Strategy and Development, and Wen Sha, our former Vice President of Marketing. Huajun Ai, our current Corporate Secretary, is also a part owner of Northtech. As amended on December 21, 2012, the Credit Agreement provides for borrowings of up to $2,500,000 with any amounts borrowed maturing on April 30, 2014. Borrowings under the Credit Agreement are secured by 55% of the equity interest in each of our wholly-, directly-owned subsidiaries and are repayable, at our option, in shares of our common stock. On December 21, 2012, we elected to repay $1,301,300 of the $1,384,455 outstanding under the Credit Agreement with 1,300,000 restricted shares of our common stock, 22.67% of our total issued and outstanding shares of Common Stock, as authorized by the Credit Agreement and approved by our shareholders.

On December 30, 2014, the Company closed the transactions contemplated by the Equity Interest Purchase Agreement discussed above (See Sale of Equity Interests). The buyers consist of a group of 25 natural persons, all of whom are PRC. citizens, including Wen Sha, Jun Wang and Xudong Wang, managers of the Company’s subsidiaries engaged in the PHE segment of its business, and Huajuan Ai and Yingkai Wang, the Company’s Corporate Secretary and Acting Chief Accountant, respectively.

Except as disclosed above, there were no transactions with any related persons (as that term is defined in Item 404 in Regulation S-K) during 2015 or 2014, or any currently proposed transaction, in which we were or are to be a participant and the amount involved was in excess of $120,000 and in which any related person had a direct or indirect material interest.

Our written policy for related party transactions provides that we will enter into or ratify a transaction with a related party only when our Board of Directors, acting through the Audit Committee, determines that the transaction is in the best interests of the company and our shareholders. The policy requires the review and approval by our Audit Committee for any transaction in which (i) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (ii) we are a participant and (iii) any related person has or will have a direct or indirect interest. Related persons include our executive officers, directors, director nominees, persons known to be the beneficial owner of more than 5% of our outstanding common stock or immediate family members of any of the foregoing persons. In determining whether to approve or ratify a transaction with a related party, the Audit Committee will take into account, among other relevant factors, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances. If advance approval of a transaction is not feasible, the Audit Committee may approve and ratify the transaction in accordance with the policy. Any member of the Audit Committee who is a related party with respect to a transaction under review may not participate in the deliberations or vote on the approval of the transaction.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

As a “smaller reporting company,” we have elected to follow the scaled disclosure requirements for smaller reporting companies with respect to the disclosures required by Item 402 of Regulation S-K. Under such scaled disclosure, we are not required to provide a Compensation Discussion and Analysis, Compensation Committee Report and certain other tabular and narrative disclosures relating to executive compensation.

The following table sets forth information concerning the compensation for the years ended December 31, 2015 and 2014, of each of our named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Nonequity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
		($)	($)	($)(1)	($)(1)	($)	($)	($)	($)
Oliver Bialowons	2015	100,000	-		-	-	-	-	100,000
President	2014	100,000	-	-	-	-	-	-	100,000
Yingkai Wang	2015	21,242	-	-	-	-	-	-	21,242
Acting Chief Accountant	2014	21,242	-	-	-	-	-	-	21,242

The following table sets forth information concerning the outstanding equity awards held by each of our named executive officers at December 31, 2015.

Outstanding Equity Awards at Fiscal Year-End for 2015

Option Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration
Name	(#) Exercisable	(#) Unexercisable	($)	Date
Oliver Bialowons	-	-	-	-
Yingkai Wang	-	-	-	-

Agreements with Personnel

On July 10, 2012, SmartHeat entered into an agreement with Mr. Oliver Bialowons, the Company’s President, effective as of May 25, 2012 for a one-year term. His employment agreement is automatically renewed for another one year from May 25, 2013. Mr. Bialowons is compensated at $100,000 per year.

On March 27, 2014, Oliver Bialowons was granted by the Board of Directors 100,000 shares of the Company’s common stock.

Each of the above agreements contains provisions prohibiting competition by such officers following their services to us.

We currently do not have any defined pension plan for our named executive officers. Pursuant to their executive agreements, we shall provide to such officers all the necessary insurances and social welfares, including but not limited to medical, work injury, maternity, retirement and unemployment insurance and housing fund, according to our policies and the relevant laws and regulations of local governmental authorities and the PRC.

We currently do not have nonqualified defined contribution or other plans that provides for the deferral of compensation for our named executive officers nor do we currently intend to establish any such plan.

Change-In-Control and Separation Agreements

Our agreement with Mr. Bialowons does not call for any for payments or benefits in connection with the resignation, severance, retirement or other termination.

We do not have any other existing arrangements providing for payments or benefits in connection with the resignation, severance, retirement or other termination of any of our named executive officers, or a change in control of the company or a change in the named executive officer’s responsibilities following a change in control.

Compensation of Directors

The following table sets forth information concerning the compensation of our directors for the year ended December 31, 2015.

Director Compensation Table for 2015

	Fees Earned or Paid in Cash	Option Awards	All Other Compensation	Total
Name	($)	($)	($)	($)
Kenneth Scipta	25,000	-	$2,500	27,500
Weiguo Wang	12,000	-	-	12,000
Xin Li	17,910	-	-	17,910
Qingtai Kong	3,750	-	-	3,750

Our independent directors receive cash compensation, paid in equal quarterly installments, for their service. In addition, at the discretion of the non-interested members of the Compensation Committee, independent directors are eligible to receive bonuses for service to our company outside the normal duties as a director and grants of options to purchase our common stock under the 2010 Equity Incentive Plan. Messrs. Li and Kong receive compensation of $17,910 and $3,750 per year, respectively, paid in equal quarterly installments. Mr. Scipta received $25,000 per year in 2015 and $30,000 per year in 2016, paid in equal quarterly installments. We do not compensate our non-independent directors for serving as our directors. All directors are eligible to receive reimbursement of expenses incurred with respect to attendance at board meetings and meetings of committees thereof, which is not included in the above table. We do not maintain a medical, dental or retirement benefits plan for the directors. On March 27, 2014, Ken Scipta was granted 50,000 shares of our common stock.

The directors may determine remuneration to be paid to the directors with interested members refraining from voting. The Compensation Committee will assist the directors in reviewing and approving the compensation structure for the directors.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee selected MJF & Associates as the independent registered certified public accounting firm to audit the books and accounts of our company and subsidiaries for the fiscal year ending December 31, 2016. MJF & Associates has served as our independent accountant since January 12, 2015. The following table presents the aggregate fees billed for professional services rendered by MJF & Associates for the years ended December 31, 2014 and 2015.

	2015	2014
Audit Fees
MJF	132,000	$162,000

Audit-related fees
		-
Tax fees	-	-
All other fees	-	-

In the above table, “audit fees” are fees billed for services provided related to the audit of our annual financial statements, quarterly reviews of our interim financial statements and services normally provided by the independent accountant in connection with statutory and regulatory filings or engagements for those fiscal periods. “Audit-related fees” are fees not included in audit fees that are billed by the independent accountant for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. “Tax fees” are fees billed by the independent accountant for professional services rendered for tax compliance, tax advice and tax planning. “All other fees” are fees billed by the independent accountant for products and services not included in the foregoing categories.

Audit Committee’s Pre-Approval Policy

It is the Audit Committee’s policy to approve in advance the types and amounts of audit, audit-related, tax and any other services to be provided by our independent accountants. In situations where it is not possible to obtain full Audit Committee approval, the Audit Committee has delegated authority to the Chairman of the Audit Committee to grant pre-approval of auditing, audit-related, tax and all other services. Any pre-approved decisions by the Chairman are required to be reviewed with the Audit Committee at its next scheduled meeting. The Audit Committee approved all audit and audit-related services provided by MJF during the fiscal year ended December 31, 2015.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee (Committee) of the Board of Directors of SmartHeat is comprised entirely of independent directors who meet the independence requirements of the Listing Rules of the Nasdaq Stock Market and the Securities and Exchange Commission.

The Committee oversees SmartHeat’s financial reporting process and internal control structure on behalf of the Board of Directors. Management is responsible for the preparation, presentation, and integrity of the financial statements and the effectiveness of SmartHeat’s internal control over financial reporting. SmartHeat’s independent auditors are responsible for expressing an opinion as to the conformity of SmartHeat’s consolidated financial statements with generally accepted accounting principles and as to the effectiveness of SmartHeat’s internal control over financial reporting.

In performing its responsibilities, the Committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements in SmartHeat’s Annual Report on Form 10-K for the year ended December 31, 2015. The Committee has also discussed with the independent auditors matters required to be discussed by the Auditing Standards No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T.

The Committee received written disclosures and the letter from the independent auditors pursuant to the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Committee concerning independence, and the Committee discussed with the auditors their independence.

Based on the reviews and discussions referred to above, the Committee unanimously recommended to the Board of Directors that the audited consolidated financial statements to be included in SmartHeat’s Annual Report on Form 10-K for the year ended December 31, 2015.

AUDIT COMMITTEE
Weiguo Wang
Xin Li
Qingtai Kong
Kenneth Scipta

PROPOSALS TO BE VOTED ON

PROPOSAL NUMBER 1
ELECTION OF DIRECTORS

Nominees

The Nominating and Corporate Governance Committee recommended, and the Board of Directors nominated:

•	Oliver Bialowons,
•	Xin Li,
•	Kenneth Scipta,
•	Weiguo Wang, and
•	Qingtai Kong

as nominees for election as members of our Board of Directors at the Annual Meeting. At the Annual Meeting, five directors will be elected to the Board of Directors.

Except as set forth below, unless otherwise instructed, the persons appointed in the accompanying form of proxy will vote the proxies received by them for these nominees, who are presently directors of SmartHeat. In the event that any nominee becomes unavailable or unwilling to serve as a member of our Board of Directors, the proxy holders will vote in their discretion for a substitute nominee. The term of office of each person elected as a director will continue until the next annual meeting or until a successor has been elected and qualified, or until the director’s earlier death, resignation or removal.

The sections titled “Directors and Executive Officers” and “Consideration of Director Nominees” on page 11 of this proxy statement contain more information about the leadership skills and other experiences that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that these nominees should serve as directors of SmartHeat.

Required Vote

The five nominees receiving the highest number of affirmative “FOR” votes shall be elected as directors. Unless marked to the contrary, proxies received will be voted “FOR” these nominees.

Recommendation

Our Board of Directors recommends a vote FOR the election to the Board of Directors of each of the above mentioned nominees.

PROPOSAL NUMBER 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed MJF & Associates as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2016. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of SmartHeat and its stockholders. If the appointment is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. Representatives of MJF & Associates are not expected to attend the Annual Meeting.

Required Vote

Ratification of the appointment of MJF & Associates as our independent registered public accounting firm for the fiscal year ending December 31, 2016 requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of MJF & Associates.

Recommendation

Our Board of Directors recommends a vote FOR the ratification of the appointment of MJF & Associates as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

PROPOSAL NUMBER 3
APPROVAL OF THE FOURTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

On July 27, 2012, as amended, we entered into a secured, revolving credit facility under the terms of a Credit and Security Agreement (the “Credit Agreement”) with Northtech, which is owned by certain members of our former management, Jun Wang, Xudong Wang and Wen Sha. Huajun Ai, the Company’s Corporate Secretary is also a part owner of Northtech. On December 21, 2012, and July 27, 2013, the Company amended the Credit Agreement with Northtech.

The original Credit Agreement was filed as Exhibit 10.12 to the Company’s Current Report on Form 8-K filed on August 1, 2012. The first amendment to the Credit Agreement was filed as Exhibit 10.13 to the Company’s Current Report on Form 8-K filed on December 28, 2012 (the “First Amendment”). The second amendment to the Credit Agreement was filed as Exhibit 10.14 to the Company’s Current Report on Form 8-K filed on August 26, 2013. The third amendment to the Credit Agreement was filed as Exhibit 10.19 to the Company’s Current Report on Form 8-K filed on August 17, 2014 (the “Third Amendment”).  The fourth amendment to the Credit Agreement was filed as Exhibit 10.20 to the Company’s Current Report on Form 8-K filed on December 28, 2015, (the “Forth Amendment”). The fifth amendment to the Credit Agreement was filed as Exhibit 10.21 to the Company’s Current Report on Form 8-K filed on July __ 2016, (the “Fifth Amendment,”).

In accordance with the Fourth Amendment to the Credit Agreement, which requires us to submit the Amendment to our stockholders for approval at our next annual meeting, we are submitting the Fourth Amendment to our stockholders for their approval.

Background of the Credit Agreement

We entered into the Credit Agreement to fulfill our need for short-term financing for our parent company to address its lack of adequate cash resources caused by deteriorating economic conditions in China which resulted in financial losses for our subsidiaries, which restricted our ability to transfer funds to our U.S. holding company.

Beginning in 2011 and continuing through 2013, the PRC government pursued tightened fiscal policies in response to inflationary pressures. These policies have contributed to a general slowdown in many sectors of China’s economy including the industrial, residential and commercial markets which our subsidiaries serve. Many of our subsidiaries’ customers, the majority of whom are state-owned enterprises, have had difficulty in obtaining grants from the PRC government and have faced an extended bank loan application process, both of which are typically used to finance the purchase of our subsidiaries’ products. Accordingly, these policies have affected the sales of our subsidiaries’ products as customers have deferred bidding for new projects or abandoned existing projects. The result has been a marked decline in our subsidiaries’ revenues and profitability since 2011.

As we are a holding company with no material assets other than the ownership interests of our operating subsidiaries, we rely on dividends paid by our subsidiaries for our cash needs to pay our operating expenses. However, our subsidiaries in the PRC must comply with complex currency and capital transfer regulations to transfer capital outside of the PRC and restrictions imposed by their own respective Credit Agreement. PRC regulations currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. Based on PRC accounting standards, our PRC subsidiaries are also required to set aside at least 10% of net income after taxes each year to statutory surplus reserves until the cumulative amount of such reserves reaches 50% of registered capital. These reserves are not distributable as cash dividends.

As the profitability of our subsidiaries decreased, they were unable to pay dividends to us, and our cash balances decreased significantly, causing us to seek short-term financing.

Board of Directors Actions

Our Board of Directors, recognizing our cash flow, liquidity and cash resource issues, decided to restructure our management team and our Board of Directors and retained Nimbus Restructuring Manager LLC (“Nimbus”) to act as restructuring advisor. Our management team, Jun Wang, Xudong Wang and Wen Sha, resigned from their respective positions with the Company in order to focus their time and attention exclusively on the operations of our subsidiaries, and the Board of Directors elected Oliver Bialowons, an executive with significant restructuring experience, as a director and appointed him as President of the Company.

With the assistance of Nimbus, our Board of Directors also began to seek short term financing to immediately address our cash flow situation, until a more permanent solution could be developed, studied and approved.  We were informally approached by investment bankers, lawyers, M&A brokers and restructuring and other consultants proposing one form or another of advice or assistance. None of these approaches yielded a specific financing proposal.

Jun Wang, the Company’s former Chief Executive Officer, discussed the possibility with Nimbus that Mr. Wang lend us money on a short-term basis, and Nimbus formulated an initial proposal for a secured, revolving line of credit. After our Board of Directors discussed the proposal, and requested certain modifications to the initial proposal, the Board of Directors authorized, at its May 24-25 meeting, the negotiation of definitive agreements based on the modified initial proposal. On July 27, 2012, as amended, we entered into the Credit Agreement with Northtech.

Rationale for the Credit and Security Agreement

Our Board of Directors considered the Credit Agreement to be best and only available practical option at the time we needed immediate short term financing. Specifically, the Board discussed the fact that we lacked time and cash resources to support a search for credit or capital, and that any third party would have to conduct a lengthy due diligence process at the Company’s expense which may or may not result in funding. Northtech, whose principals are comprised of members of our former management team, including our former Chief Executive Officer, were already intimately familiar with the Company and its subsidiaries, and did not require a lengthy due diligence process prior to providing us with short term financing.

Further, the Board found the terms of the Credit Agreement to be favorable as compared to terms that are typically offered in holding company financing. The Agreement permits us to prepay the loan in the case more favorable terms are found, gives us the option to extend the maturity date of amounts drawn for up to an additional 36 months and provides us with the option to repay amounts drawn in either cash or restricted shares of our Common Stock. The Company also obtained a fairness opinion from an independent third party which concluded that the prices and terms of the Credit Agreement were fair to the Company.

Terms of Credit and Security Agreement

The following description of the Credit Agreement, as amended, does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement and the First and Second Amendment.

Borrowings under the Credit Agreement are secured by our deposit accounts and general intangibles located in the United States, our trademarks in the PRC and 55% of our equity interests in each of our wholly- and directly-owned subsidiaries (the “Collateral”).

An origination fee of 4% of the Committed Amount was due to Northtech upon the signing of the Credit Agreement, and has been paid. Borrowings bear interest at a rate of 10% annually, payable quarterly, and amounts borrowed under the Credit Agreement initially matured on April 30, 2014 which was subsequently extended to January 31, 2015 by amendment. At our option, the maturity date of amounts borrowed under the Credit Agreement may be extended for up to four (4) successive nine-month periods in exchange for an extension fee of 4% of the Committed Amount for each extension. Generally, borrowings may be prepaid at any time without premium or penalty, provided however that if we prepay any amount due under the Credit Agreement from the proceeds of another instrument or agreement of indebtedness, we are required to pay a 10% prepayment fee.

All amounts due under the Credit Agreement may, at our option, be paid in either cash or restricted shares of our Common Stock. The number of restricted shares that may be issued would be determined by dividing the total amount payable by the average share price of our Common Stock at time the shares are issued. Under the terms of the Credit Agreement, average share price is defined as the average of the opening and closing prices of our Common Stock on a trading day, or the average of the bid and ask prices if our shares are not traded on such trading day, provided that in no event shall the average share price used for such calculation be lower than $0.40 or higher than $2.80 (the “Average Share Price”).

All amounts due under the Credit Agreement may, at our option, be paid in either cash or restricted shares of our common stock. The number of restricted shares that may be issued would be determined by dividing the total amount payable by the average share price of our common stock at time the shares are issued. Under the terms of the Credit Agreement, average share price is defined as the average of the opening and closing prices of our common stock on a trading day, or the average of the bid and ask prices if our shares are not traded on such trading day, provided that in no event shall the average share price used for such calculation be lower than $0.40 or higher than $2.80 (the “Average Share Price”).

In the event any shares are issued for the payment of obligations under the Credit Agreement, Northtech shall pay to us an amount equal to the number of share issued multiplied by the par value of such shares. All shares issued to Northech under the Credit Agreement shall be restricted from sale unless such sales occur under an effective registration statement or in a privately negotiated transaction that is exempt from registration, where the transferee agrees to the transfer restrictions. Further, we have the option to repurchase all shares issued to Northtech at a price equal to 150% of the Average Share Price on the date of issuance. The transfer restrictions and our repurchase option terminate on June 30, 2017, or in the event of a change in control of the Company.

The Credit Agreement contains representations and warranties by us relating to, among other things, our organization, the due authorization of the Credit Agreement and the shares that may be issued thereunder, the enforceability of the Credit Agreement, our title to the Collateral, and the accuracy of our filings with the Securities and Exchange Commission.

The Agreement also contains representations and warranties by Northtech relating to, among other things, its organization and the due authorization and enforceability of the Credit Agreement.

As long as amounts due under the Credit Agreement remain outstanding we have agreed to provide Northtech with our annual budget, to use any amounts drawn under the Credit Agreement solely for working capital purposes and to submit the Credit Agreement to our stockholders for approval. We have also agreed to, subject to the fiduciary duties of our Board of Directors, to conduct our business in the ordinary course consistent with past practices, maintain our current legal structure, and to refrain from selling or transferring our significant assets.

Borrowings made under the Credit Agreement are subject to certain conditions customary to such transactions, including, with the exception of initial borrowing, evidence to the satisfaction of Northtech that its security interest in the Collateral has been perfected.

In event of a default, including, among other things customary to such a transaction, our failure to pay any amounts when due, default in the performance of, or breach of any covenant in the Credit Agreement, a change in control, insolvency, an incorrect representation or warranty, any event or circumstance that Northtech believes in good faith will impair our ability to repay amounts due under the Credit Agreement, or if our stockholders do not approve the Credit Agreement submitted for their approval in this proxy statement, Northtech may declare all amounts due to be forthwith due and payable and may exercise its rights over the Collateral as a secured party. Specifically, Northtech may take possession of the Collateral without judicial process and shall have the right to sell, lease or otherwise dispose of the Collateral.

First Amendment to the Credit and Security Agreement

On December 21, 2012, we entered into the First Amendment to the Credit Agreement. The Amendment modified the definition of “Average Share Price” in the Credit Agreement to decrease the minimum and maximum values for the “Average Share Price,” from $1.00 to $0.50 and from $7.00 to $3.50, respectively.  The Amendment also increased the maximum line which may be borrowed under the Credit Agreement from $2,000,000 to $2,500,000, extended the maturity date for amounts borrowed from April 30, 2013 to April 30, 2014, and permitted the Company to use amounts borrowed to repurchase shares of its Common Stock.  Further, the Company increased its pledge of 35% of its equity interest in each of its wholly-, directly-owned subsidiaries as collateral for amounts borrowed to 55%.

Also under the terms of the First Amendment, and in accordance with Section 2.6 of the Credit Agreement, which permitted the Company to repay any of its obligations under the Credit Agreement in restricted shares of its Common Stock, the Company issued Northtech 1,300,000 restricted shares of the Company’s Common Stock as repayment of $1,300,000 of the $1,384,455 outstanding as of December 21, 2012, under the Credit Agreement.

Second Amendment to the Credit Agreement

On August 23, 2013, we entered into the Second Amendment to the Credit Agreement. The Second Amendment decreased the interest rate payable on borrowings under the Credit Agreement effective January 1, 2013, to 10% annually, compounded and payable quarterly, from 1.25% per month, payable monthly. We agreed to pay an amendment fee of 100,000 restricted shares of the Company’s Common Stock to Northtech. Concurrently with the Second Amendment, the Company secured Northtech’s consent to permit the Company to incur subordinated debt and to restructure the organization of its subsidiaries.

Third Amendment to the Credit Agreement

On July 14, 2014 we entered into the Third Amendment to the Credit Agreement. The Third Amendment modified the definition of “Average Share Price” in the Credit Agreement to decrease the minimum and maximum values for the “Average Share Price,” by 20% each from $0.50 to $0.40 and from $3.50 to $2.80, respectively.  The Amendment also increased the maximum line which may be borrowed under the Credit Agreement from $2,500,000 to $3,250,000, and extended the maturity date for amounts borrowed from April 30, 2014 to January 31, 2015. We agreed to pay an amendment fee of 200,000 restricted shares of the Company’s Common Stock to Northtech valued at $0.50 per share.

Fourth Amendment to the Credit Agreement

On December 28, 2015 we entered into the Fourth Amendment to the Credit Agreement.  The Fourth Amendment provided that SmartHeat repay $1,600,000 of the outstanding principal on the Credit Agreement and Northtech would extend the maturity date to July 31, 2016 for an extension fee of $100,000 in exchange for 1,500,000 shares of restricted common stock of SmartHeat and issue a 10% Convertible Preferred Stock of Heat HP representing 20% of the voting power of Heat HP, having a conversion, redemption and liquidation value of $1,000,000 and a 10% cumulative dividend accruing and payable quarterly ($25,000 per quarter).  In addition, the parties agreed to adjust the minimum conversion/exchange price in the Amendment from $.40 to $.20 per share and the maximum conversion/exchange price from $2.80 to $1.40 to reflect the current market conditions of the stock.  The new maximum credit line was reduced to $2,500,000.

The Board believes that the Fourth Amendment, by repaying and lowering the principal amount of the Credit Agreement and extending the maturity date of amounts borrowed, is in the best interests of the Company and provides the Company with increased flexibility and additional time to search to repay amounts due under the Credit Agreement and to provide additional liquidity we require.

Required Vote

You may vote “FOR” or “AGAINST” the following resolution, or you may “ABSTAIN.” Approval of this proposal requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” Unless marked to the contrary, proxies received will be voted “FOR” ratification of the Fourth Amendment.

Under the terms of the Fourth Amendment to the Credit Agreement we are required to submit the Amendment to our stockholders for approval.  If the Fourth Amendment to Credit Agreement is not approved it shall constitute an event of default under the Fourth Amendment to the Credit Agreement and all amounts currently outstanding under the Credit Agreement shall become immediately due and payable. In this event, the Board of Directors will seek to repay as much of the outstanding debt as possible and attempt to renegotiate the Fourth Amendment to Credit Agreement on new terms.

If the Fourth Amendment is not approved, all amounts drawn under the Credit Agreement shall become immediately due and payable.

Recommendation

The Board of Directors recommends a vote “FOR” the approval of the Fourth Amendment to the Credit Agreement.

Fifth Amendment to the Credit Agreement

PROPOSAL NUMBER 4
APPROVAL OF THE FIFTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

In accordance with the Fifth Amendment to the Credit Agreement, which requires us to submit the Amendment to our stockholders for approval at our next annual meeting, we are submitting the Fifth Amendment to our stockholders for their approval.

On July 31, 2016 we entered into the Fifth Amendment to the Credit Agreement. The Fifth Amendment increased the principal amount of the Credit Agreement to $3,500,000 and extended the maturity dated to October 31, 2017.  We agreed to pay to Northtech an amendment fee of $80,000 payable in 400,000 restricted shares of the Company’s Common Stock valued at $0.20 per share.

Please refer to the discussion of Credit Agreement, its amendments, history and background set forth in Proposal 3.

The Board believes that the Fifth Amendment, by increasing the principal amount of the credit line and extending the maturity date of the loan, is in the best interests of the Company by providing the Company with increased flexibility and additional time to search to repay amounts due under the Credit Agreement and to provide additional liquidity we require.

Required Vote

You may vote “FOR” or “AGAINST” the following resolution, or you may “ABSTAIN.” Approval of this proposal requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” Unless marked to the contrary, proxies received will be voted “FOR” ratification of the Fifth Amendment.

Under the terms of the Fifth Amendment to the Credit Agreement we are required to submit the Amendment to our stockholders for approval.  If the Fifth Amendment to Credit Agreement is not approved it shall constitute an event of default under the Amendments to the Credit Agreement and all amounts currently outstanding under the Credit Agreement shall become immediately due and payable. In this event, the Board of Directors will seek to repay as much of the outstanding debt as possible and attempt to renegotiate the Fifth Amendment to Credit Agreement on new terms.

If the Fifth Amendment is not approved, all amounts drawn under the Credit Agreement shall become immediately due and payable.

Recommendation

The Board of Directors recommends a vote “FOR” the approval of the Fifth Amendment to the Credit Agreement.

Form of Proxy Card

SMARTHEAT INC
SHENYANG ECONOMIC AND TECH DEV ZONE
A-1, 10,STREET 7
SHENYANG, CHINA 110141

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Oliver Bialowons 02 Kenneth Scipta 03 Weiguo Wang 04 Xin Li 05 Qingtai Kong

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000297522_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

SMARTHEAT INC
Annual Meeting of Stockholders
September 10, 2016 3:30 PM LST
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Oliver Bialowons and Huajuan Ai and either of them, as proxy, with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SMARTHEAT INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 251 Golden Land Building, 32 Liang Ma Qiao Road, Beijing , China on September 10, 2016 at 3:30 PM LST and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000297522_2 R1.0.1.25